                             EXHIBIT 21

                          KAMAN CORPORATION

                             SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                       State of Incorporation
-----------------------------------------------------------------
Registrant:  KAMAN CORPORATION                      Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                         Connecticut

  Kaman Aerospace Corporation                       Delaware
  Kaman Aerospace International Corporation         Connecticut
  K-MAX Corporation                                 Connecticut
  Kaman X Corporation                               Connecticut
  Kamatics Corporation                              Connecticut
  Kaman Instrumentation Corporation                 Connecticut
  Kaman Electromagnetics Corporation                Massachusetts

Kaman Industrial Technologies Corporation           Connecticut

  Kaman Industrial Technologies, Ltd.               Canada

Kaman Music Corporation                             Connecticut

  KMI Europe, Inc.                                  Delaware
  B & J Music Ltd.                                  Canada

Kaman Foreign Sales Corporation                     Barbados